Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of The Elmet Group Co. of our report dated March 6, 2026, relating to the consolidated financial statements of Anania & Associates and its subsidiaries (a/k/a The Elmet Group Co.), appearing in the Registration Statement (No. 333-294725) on Form S-1, as amended, and related Prospectus of The Elmet Group Co.

/s/ RSM US LLP

Boston, Massachusetts

April 27, 2026